Exhibit 10.1

FIFTH AMENDMENT TO THE
         DEVELOPMENT ALLIANCE AND SUPPLY AGREEMENT

BETWEEN

BIOSENSE WEBSTER, INC. AND STEREOTAXIS, INC.

This fifth amendment (“Fifth Amendment”) is made effective as of  July 30, 2010 and amends the Development Alliance and Supply Agreement dated May 7, 2002 between Biosense Webster, Inc. (“Biosense Webster”) and Stereotaxis, Inc. (“Stereotaxis”) (the “Master Collaboration Agreement”), as amended previously by: (i) the Amendment to Development and Supply Agreement dated November 3, 2003 (the “First Amendment”) (the Master Collaboration Agreement and First Amendment collectively referred to as the “Amended Master Agreement”); (ii) the side letter between the parties dated November 3, 2003, regarding research and development (the “R&D Side Letter”); (iii) the Alliance Expansion Agreement dated May 4, 2007 (“Expansion Agreement”); (iv) four side letters between the parties, each dated May 4, 2007, whose subject matter was, respectively, CARTO® Pro RMT, Third Party Collaboration Rights, Exclusivity and the meaning of Customers in the Non-Localized Alliance (collectively, the “2007 Side Letters”); (v) the Second Amendment to Development Alliance and Supply Agreement, dated July 18, 2008 (the “Second Amendment”), (vi) the Third Amendment to Development Alliance and Supply Agreement, dated December 8, 2009 (the “Third Amendment”), and (vii) the Fourth Amendment to Development Alliance and Supply Agreement, dated May 1, 2010 (the “Fourth Amendment”) (the Master Collaboration Agreement, First Amendment, R&D Side Letter, Expansion Agreement, 2007 Side Letters, Second Amendment, Third Amendment, and Fourth Amendment collectively referred to as the “Existing Agreements”).

WHEREAS, Stereotaxis and Biosense Webster have, pursuant to the Existing Agreements, agreed to jointly develop a Compatible NIOBE™ – CARTO® System and to jointly develop certain associated proprietary, interventional, disposable, electrophysiology devices and to manufacture, market and sell such products; and

WHEREAS, in order to pursue U. S. FDA regulatory approval for expanding the indications for use of magnetically enabled devices for atrial fibrillation (“AF”) indications and undertake the development of improvements to certain devices, or to design the next generation of magnetically enabled irrigated catheters, the latter  subject to the execution of a  written agreement between the parties, the parties have agreed to extend Biosense Webster’s exclusive distribution rights with respect to Non-Irrigated Catheters (as defined in the Existing Agreements) previously developed under the Existing Agreements; and

WHEREAS the parties further wish to explore the design of remote clinical support applications of Stereotaxis’ Odyssey™ platform for Biosense Webster to use with its customers worldwide, and Biosense Webster wishes to extend its non-exclusive Odyssey license to include rights to distribute Odyssey products to its customers as a consolidated solution with its CARTO products, both subject to the execution of a written agreement between the parties;

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NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein, the Parties agree as follows:

1.	Biosense Webster’s exclusive distribution rights for the Non-Irrigated Catheters (as defined in the Existing Agreements) will be extended to December 31, 2010.
2.

Section 3.2(a) of the Second Amendment is hereby amended so that in 3.2(a)(i) the reference to August 1, 2010 will be deleted and replaced with January 1, 2011, and in 3.2(a)(ii), the reference to July 31, 2010 will be deleted and replaced with December 31, 2010.

3.	Terms and definitions used in this Fifth Amendment but not defined shall have the same meanings given to such terms in the Existing Agreements.
4.	Except as expressly modified by this Fifth Amendment, the terms of the Existing Agreements shall retain their full force and effect without modification.
5.

This Amendment may be executed in multiple counterparts, each of which shall be an original as against any party whose signature appears thereon but all of which together shall constitute one and the same instrument.

6.	The terms of this Fifth Amendment may be modified only through a written agreement signed by both Biosense Webster and Stereotaxis.
7.

This Fifth Amendment and all rights and obligations of the parties hereunder, including, but not limited to the distribution rights of Biosense pursuant to Section 1 are intended to survive the termination or expiration of any of the Existing Agreements.

IN WITNESS WHEREOF, the Parties hereto have caused this Fifth Amendment to be signed by duly authorized officers or representatives, effective as of the date first written above.

STEREOTAXIS, INC.	BIOSENSE WEBSTER, INC.
By: /s/ Michael P. Kaminski ___	By: /s/ Uri Yaron ___________
Print Name: Michael P. Kaminski __	Print Name: Uri Yaron ___________
Title: President & CEO ____________	Title: VP, WW Business Dev. _____
Date: 7-30-10 ____	Date:___July 30, 2010____________

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